UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
___________
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2016

Commission file number 001-33606
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VALIDUS HOLDINGS, LTD.
(Exact name of registrant as specified in its charter)

BERMUDA	98-0501001
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

29 Richmond Road, Pembroke, Bermuda HM 08
(Address of principal executive offices)

Registrant's telephone number, including area code: (441) 278-9000
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 11, 2016, Validus Holdings, Ltd. (the “Company”) announced that its Chief Operating Officer Jonathan P. Ritz will leave that position in order to take on a new role as the head of the Company’s new U.S. based MGU, Validus Specialty, that will underwrite on behalf of Talbot and Western World in the U.S. and that effective immediately, Michael Moore will leave his position as Chief Accounting Officer in order to become the Company’s new Chief Operating Officer. Mr. Moore’s biographical information is included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 filed on February 22, 2016 and is incorporated by reference herein.

The Company also announced that Patrick Boisvert, age 42, has been appointed as the Company’s new Chief Accounting Officer, subject to the approval of the Bermuda Department of Immigration. Prior to this, Mr. Boisvert was the Managing Director & Chief Financial Officer of Validus Reinsurance (Switzerland) Ltd.  Before joining Validus in 2013, Mr. Boisvert was Chief Financial Officer of Flagstone Reinsurance Holdings SA from 2008 to 2012 and Chief Accounting Officer and Treasurer from 2006 to 2008. Prior to joining Flagstone, he was Vice President Fund Administration for BISYS Hedge Fund Services. Mr. Boisvert began his career in 1995 with Ernst & Young in Montreal, Canada. He holds a Bachelor in Accounting from Université du Quebec à Trois-Rivieres, is a member of the C.F.A. Institute and a member of the Ordre des comptables professionnels agréés du Québec.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 12, 2016

VALIDUS HOLDINGS, LTD. (Registrant)
By:	/s/ Robert F. Kuzloski

Name:	Robert F. Kuzloski
Title:	Executive Vice President and General Counsel